EXHIBIT 5.1

December 10, 2004

Overseas Shipholding Group, Inc.
511 Fifth Avenue
New York, New York 10017

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Associate General Counsel of Overseas Shipholding Group, Inc, a Delaware corporation (the "Company"), and have served as counsel to the Company in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for registration of up to 2,752,360 shares of common stock of the Company, $1.00 par value per share (the "Shares"). The Shares are to be issued by the Company pursuant to grants to be made, or pursuant to the exercise of certain stock options (the "Options") to be granted, under the Company's 2004 Stock Incentive Plan (the "Plan").

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

      the Registration Statement;
      the Plan;
      the Certificate of Incorporation of the Company, as amended, and certified by the Secretary of State of the State of Delaware as being currently in effect;
      the By-Laws of the Company, as amended to date currently in effect; and
      certain resolutions adopted to date by the board of directors of the Company, relating to the Shares.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied on statements and representations of officers and other representatives of the Company or of public officials and others.

The Shares may be issued from time to time, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Shares are duly authorized and, when and to the extent issued, either by grant or upon exercise of the Options, in accordance with the terms of the Plan, including payment of any applicable purchase price or exercise price therefor, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/James I. Edelson

James I. Edelson
Associate General Counsel